Exhibit 10.02

SONOS, INC.

2003 STOCK PLAN, AS AMENDED (amendment effective September 8, 2016)

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)    “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change in Control” means the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g)    “Common Stock” means the Common Stock of the Company.

(h)    “Company” means Sonos, Inc., a Delaware corporation.

(i)    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j)    “Director” means a member of the Board.

(k)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q)    “Option” means a stock option granted pursuant to the Plan.

(r)    “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s)    “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t)    “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)    “Plan” means this 2003 Stock Plan.

(w)    “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(x)    “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(y)    “Securities Act means the Securities Act of 1933, as amended.

(z)     “Service Provider” means an Employee, Director or Consultant.

(aa)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(bb)     “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(cc)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 42,500,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.    Administration of the Plan.

(a)    Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each such award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii)    to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.    Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Limitations.

(a)    Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    At-Will Employment. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7.    Term of Plan. Subject to stockholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8.    Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.    Option Exercise Price and Consideration.

(a)    Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)    granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Nonstatutory Stock Option granted to any Service Provider, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a)..

(b)    Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Leaves of Absence.

(i)    Unless the Administrator provides otherwise, vesting of Options granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence.

(ii)    A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii)    For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(f)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time the offer is made.

11.    Stock Purchase Rights.

(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)    Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)    Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.    Limited Transferability of Options and Stock Purchase Rights.

(a)    Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

(b)    Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the

Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Optionee upon the death or disability of the Optionee. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right; provided, however, that the Administrator shall make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option or Stock Purchase Right, then the Administrator shall, in its sole discretion, decide whether Options previously granted shall terminate upon the Change of Control, or accelerate vesting, in full or in part, including Shares which would not otherwise be vested or exercisable. Regardless of whether or not an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option or Stock Purchase Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

14.    Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15.    Amendment and Termination of  the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or  Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.    Conditions Upon Issuance of  Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

20.    Information to Optionees. Beginning on the earlier of (i) the date that the aggregate number of Optionees under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Optionees pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Optionees pursuant to Rule 701 under the Securities Act, the Company shall provide to each Optionee the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than one hundred eighty (180) days old and with such information provided either by physical or electronic delivery to the Optionees or by written notice to the Optionees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Optionees agree to keep the information to be provided pursuant to this section confidential. If an Optionee does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

Note: You are required to accept this Option electronically by accessing the Solium website.

SONOS, INC.

2003 STOCK PLAN, AS AMENDED

GLOBAL STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2003 Stock Plan, as amended, shall have the same defined meanings in this stock option agreement, including the appendix (attached hereto as Exhibit C) containing country-specific terms and conditions (collectively, the “Option Agreement”). As used herein, “Shares” means the total number of shares of Common Stock subject to this Option, as specified in the Notice of Grant.

I.      AGREEMENT

1.    Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If the Optionee is a U.S. taxpayer and the Option is designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.      Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b)    Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.    Optionee’s Representations. In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.    Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

5.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)    cash or check;

(b)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c)    via surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6)

months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided, however, that notwithstanding the foregoing, Optionees rendering services outside the United States may exercise via a surrender of other Shares only with advance approval of the Company.

Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the Exercise Price if necessary to comply with Applicable Law, as determined by the Company in its sole discretion.

6.    Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

7.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.    Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9.    Tax Obligations.

(a)    Withholding Taxes. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option, provided, however, that withholding in Shares shall be subject to approval by the Administrator to the extent deemed necessary or advisable by counsel to the Company at the time of any relevant tax withholding event.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

(b)    Notice of Disqualifying Disposition of ISO Shares. If Optionee is a U.S. taxpayer and the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to withholding of any Tax-Related Items by the Company on the compensation income recognized by the Optionee.

10.    Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Optionee understands that Data will be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

11.    Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)    Optionee is voluntarily participating in the Plan;

(e)    the Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary or affiliate of the Company;

(f)    the Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)    the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty, and if the underlying Shares do not increase in value, the Option will have no value; further, if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid) and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(i)    unless otherwise determined by the Company, in the event Optionee ceases to be a Service Provider (whether or not in breach of local labor laws), the Optionee’s right to vest in the Option under the Plan (including this Option Agreement and the Notice of Grant), if any, will terminate effective as of the date that the Optionee is no longer actively providing services and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law) or provided for under the terms of any employment agreement; furthermore, in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws and whether or not later to be found invalid), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by reference to the date Optionee is no longer actively providing services and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of the Option; and

(j)    if Optionee is rendering services outside the United States, (i) the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of Optionee’s employment or service contract, if any; and (ii) neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Employer’s local currency and the United States Dollar that may affect the value of this Option or of any proceeds due to Optionee pursuant to the exercise of the Option or the sale of the Shares.

12.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13.    Entire Agreement; Governing Law and Choice of Venue. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Barbara, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.

14.    Electronic Delivery/Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.    Language. If Optionee has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.    Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.    Appendix. The Option shall be subject to any special provisions set forth in the Appendix attached hereto as Exhibit C (the “Appendix”) for Optionee’s country of residence, if any. If Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special provisions for such country shall apply to Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement.

18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.    Insider Trading Restrictions / Market Abuse Laws. Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect Optionee’s ability to acquire or sell Shares or rights to Shares (e.g., the Option) under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee is responsible for ensuring compliance with any applicable restrictions and Optionee should consult his or her personal legal advisor on this matter.

20.    No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER (NOT THROUGH THE ACT OF BEING HIRED,

BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE. FURTHERMORE, THE GRANT OF THE OPTION AND OPTIONEE’S PARTICIPATION IN THE PLAN WILL NOT BE INTERPRETED TO FORM AN EMPLOYMENT OR SERVICE CONTRACT OR RELATIONSHIP WITH THE COMPANY, THE EMPLOYER OR ANY OTHER SUBSIDIARY OR AFFILIATE OF THE COMPANY.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

21.    Acceptance of Option. Optionee is required to accept this Option electronically by accessing the Solium website. By clicking on the Grant ID number on the Solium website, checking-off the “Read” and “Agree” boxes and, accepting the Option via the “Accept Grant” box, Optionee acknowledges that Optionee has read this Option Agreement and agrees to be bound by the terms of the Plan and Option Agreement, including the Appendix. Optionee further acknowledges that such electronic acceptance of the Option shall have the same binding effect as a written or hard copy signature.

EXHIBIT A

2003 STOCK PLAN, AS AMENDED

EXERCISE NOTICE

TO:

Sonos, Inc.

614 Chapala Street

Santa Barbara, CA 93101

I, {EE NAME}, wish to exercise the following Employee Stock Options as outlined in the table below and the attached Terms of Exercise. The price of these options was set at the indicated grant price(s) also denoted in the table and exercised according to my Global Stock Option Agreement(s).

Grant Name	Award Type (ISO/NSO)	Grant Date	Grant Price	Number of Shares	Total Due (# Shares x Grant $)
$
$
$

IN THE U.S.:

By check made payable to Sonos, Inc.	Via wire transfer using the instructions as follows:
Sonos, Inc. Attention: Stock Administrator 614 Chapala Street Santa Barbara, CA 93101	Fill in Sonos current US bank details here

If you are exercising NSOs, you will be contacted with tax amount due and payable to Sonos, Inc. to complete the exercise

OUTSIDE THE U.S.:

No option for paying by check	Via wire transfer using the instructions as follows:

Fill in Sonos current US bank details here
Local Payroll will follow up regarding tax payment due to complete the exercise

I understand it is my responsibility to ensure Sonos, Inc. properly received these instructions. I also acknowledge that the instructions above will remain in pending status until the funds and tax payment (if applicable) are received at Sonos, Inc. at which time the options will be considered exercised.

I further understand that I will receive one final document will I will need to accept electronically which is Exhibit B – Investment Representation Statement.

The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Attached Terms of Exercise, the Plan, the Option Agreement (including the Appendix), the Notice of Grant and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and subject to Section 18 of the Option Agreement, may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

By checking-off the “Read” and “Agree” boxes and submitting this Exercise Notice, I acknowledge that I have read this Exercise Notice, the Attached Terms of Exercise, the Plan, the Option Agreement (including the Appendix) and the Investment Representation Statement and agree to be bound by the terms of the Plan and Option Agreement. I further acknowledge and agree that my electronic acceptance shall have the same binding effect as a written or hard copy signature.

Submitted by:

{EE Name}

Accepted by:

SONOS, INC.

Craig A. Shelburne, General Counsel

TERMS OF EXERCISE

1.    Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

2.    Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)    Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)    Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed

Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

3.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

4.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by U.S. state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b)    Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.    Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

7.    Governing Law and Venue; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant of Options or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Barbara, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice will continue in full force and effect.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:             {EE NAME}

COMPANY:             SONOS, INC.

SECURITY:              COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)    Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(b)    Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the U.S. Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)    Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the U.S. Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)    Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the U.S. Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

By checking-off the “Read” and “Agree” boxes and submitting this Investment Representation Notice, I acknowledge that I have read this Investment Representation Statement and agree to be bound by the terms herein. I further acknowledge and agree that my electronic acceptance shall have the same binding effect as a written or hard copy signature.

{EE Name}

EXHIBIT C

SONOS, INC.

2003 STOCK PLAN, AS AMENDED

STOCK OPTION AGREEMENT

APPENDIX FOR NON-U.S. OPTIONEES

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Optionee under the Plan if he or she is in one of the countries listed below at the time of grant. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Option Agreement.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of June 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Optionee’s situation.

****

Finally, if Optionee is a citizen or resident of a country other than the one in which he or she is currently working, or is considered a resident of another country for local law purposes, or if Optionee transfers employment and/or residency to another country after the Option has been granted, the notifications contained herein may not be applicable in the same manner. In addition, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

AUSTRALIA

Terms and Conditions

Securities Law Information. The Option granted under the Plan and Optionee’s right to participate in the Plan and are subject to the terms and conditions stated in the specific relief instrument granted by the Australian Securities and Investments Commission, the Offer Document, the Plan and the Option Agreement, including this Appendix.

Breach of Law. Notwithstanding anything to the contrary in the Plan or the Option Agreement, Optionee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the employer is under no obligation to seek or obtain the approval of its stockholders in a general meeting for the purpose of overcoming any such limitation or restriction.

Notifications

Securities Law Notification. If Optionee acquires Shares pursuant to the Option and offers the Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Optionee should obtain legal advice as to Optionee’s disclosure obligations prior to making any such offer.

Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Optionee’s behalf.

AUSTRIA

Notifications

Exchange Control Notification. If Optionee holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Optionee will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Optionee holds securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Optionee holds cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts exceeds €3,000,000.

CANADA

Terms and Conditions

Form of Payment. Notwithstanding anything in the Plan or the Option Agreement to the contrary, Optionee is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay the Exercise Price.

Date Service Terminates. This provision replaces Section 11(i) of the Option Agreement:

In the event of the termination of Optionee’s status as a Service Provider (whether or not in breach of local labor laws and whether or not later to be found invalid), Optionee’s right to vest in the Option under the Plan (including this Option Agreement and the Notice of Grant), if any, will terminate effective as of (a) the date that Optionee is no longer actively providing services to the Company or its Subsidiaries or affiliates, or at the discretion of the Company, (b) the date that Optionee receives notice of termination of service from the Employer if earlier than (a), in each case regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of the Option.

The following provisions will apply if you are a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention “ Option Agreement”, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. This provision supplements Section 10 (Data Privacy) of the Option Agreement:

Optionee hereby authorizes the Company and the Employer and their respective representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Optionee further authorizes the Company and any Subsidiary or affiliate and the Administrator to disclose and discuss the Plan with their advisors. Optionee further authorizes the Company and any Subsidiary or affiliate to record such information and to keep such information in Optionee’s employee file.

Notifications

Securities Law Notification. Optionee is permitted to sell Shares acquired upon the exercise of an Option through the designated broker (if any) appointed under the Plan, provided that the resale of Shares acquired under the Plan takes place outside of Canada.

Foreign Asset/Account Reporting Notification. Optionee is required to report foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the year. Foreign property includes Shares acquired under the Plan, and rights to receive Shares (e.g., the Option). The Option must be reported – generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property you hold.

If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at the time of exercise, but if you own other Shares, this ACB may have to be averaged with the ACB of the other Shares. If due, the form must be filed by April 30th of the following year.

CHINA

Terms and Conditions

Restrictions on Vesting and Exercise. This provision applies only to Optionees who are PRC national, unless otherwise determined by the Company or required by the State Administration of Foreign Exchange (“SAFE”). This provision supplements Section 6 (Restrictions on Exercise) of the Option Agreement:

Optionee may not vest in or exercise the Option unless and until the later of (a) the time the Option would vest under the Vesting Schedule set out in the Notice of Grant, and (b) a time when the Company’s Shares are publicly traded, quoted or listed on a recognized exchange or national securities market, are no longer subject to a lock-up restricting Optionee’s sale or disposal of the Shares and the Company has obtained any necessary approval from SAFE (the “SAFE Approval”). Should the Option not first vest and become exercisable until the SAFE Approval is obtained, then as of the date of the SAFE Approval, Optionee shall receive vesting credit for any dates under the Vesting Schedule that preceded such event. Optionee further agrees to abide by any restrictions or conditions imposed on the Option or the Shares issued upon the exercise of the Option. The Company reserves the right to waive this restriction depending on the development of local laws or other relevant factors.

Cashless Exercise Restriction. This provision applies to all Optionees in China and replaces Section 5 (Method of Payment) of the Option Agreement.

Notwithstanding any terms to the contrary in the Plan or the Option Agreement, due to legal restrictions in China, Optionee will be required to exercise his or her Option using a cashless sell-all exercise method pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Optionee in cash in accordance with any applicable exchange control laws and regulations. Optionee will not be permitted to hold Shares after exercise. The Company reserves the right to provide additional methods of exercise depending on the development of local laws.

Exchange Control Restriction. This provision applies only to Optionees who are PRC nationals, unless otherwise determined by the Company or required by SAFE.

Optionee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China any cash proceeds realized from the cashless sell-all exercise of the Option. Optionee further understands that, under PRC law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary or affiliate of the Company, and Optionee hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to Optionee. Optionee also understands that the Company will deliver the proceeds to him or her as soon as possible, but there may be delays in distributing the funds to Optionee due to exchange control requirements in China. Proceeds may be paid to Optionee in U.S. dollars or local currency at the Company’s discretion. In addition, the proceeds may be paid to Optionee in installments, one or some of which may be contingent upon Optionee’s payment to the Employer of any Tax-Related Items. If the proceeds are paid to Optionee in U.S. dollars, he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Optionee in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. Optionee agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account. Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China including, without limitation, the shortening or elimination of any post-termination exercise period that may apply upon the Optionee’s termination as a Service Provider or any other amendment to the Option terms.

DENMARK

Terms and Conditions

Danish Stock Option Act. By accepting the Option, Optionee acknowledges that he or she has received a Danish translation of an Employer Statement (attached immediately below), which is being provided to comply with the Danish Stock Option Act.

Notifications

Foreign Asset/Account Reporting Notification. If Optionee establishes an account holding Shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Notification. If Optionee holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, he or she is required to inform the Danish Tax Administration about the account. For this purpose, Optionee must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by Optionee and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the Shares in the account without further request each year. By signing the Form V, Optionee authorizes the Danish Tax Administration to examine the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, Optionee authorizes the Danish Tax Administration to examine the account.

In addition, if Optionee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, he or she is also required to inform the Danish Tax Administration about this account. To do so, Optionee must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by Optionee and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, Optionee authorizes the Danish Tax Administration to examine the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Optionee’s annual income tax return. By signing the Form K, Optionee authorizes the Danish Tax Administration to examine the account.

If Optionee uses the cashless method of exercise for the Option, Optionee is not required to file a Form V because he or she will not hold any Shares. However, if Optionee opens a deposit account with a foreign broker or bank to hold the cash proceeds, he or she is required to file a Form K as described above.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding the Sonos, Inc. (the “Company”) 2003 Stock Plan (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your stock option are described in detail in the Plan, the Global Stock Option Agreement and the Notice of Grant, which have been made available to you.

1.	Date of stock option grant

The grant date of your stock option is the date that a Committee of the Board of Directors of the Company (the “Committee”) approved a grant for you and determined it would be effective, which is set forth in the Notice of Grant.

2.	Terms or conditions for stock option grant

All employees of the Company and its subsidiaries, non-employee directors and consultants of the Company who meet the eligibility requirements in the Plan are eligible to participate in the Plan. The grant of stock options under the Plan is offered at the sole discretion of the Company. The Company may decide, in its sole discretion, not to make any grants of stock options to you in the future. Under the terms of the Plan and the Global Stock Option Agreement, you have no entitlement or claim to receive future stock option grants or other awards.

3.	Exercise Date or Period

Your stock option shall vest and become exercisable according to the vesting schedule which is set forth in the Notice of Grant.

4.	Exercise Price

During the exercise period, the stock options can be exercised to purchase stock in the Company at a price corresponding to the fair market value of the stock on the date the stock option is granted, as determined in accordance with the Plan, and which is set forth in the Notice of Grant.

5.	Your rights upon termination of employment

Pursuant to the terms of the Stock Option Act, the treatment of your stock option upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan and the Global Stock Option Agreement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Plan and the Global Stock Option Agreement are more favorable to you, then such terms will govern the treatment of your stock option upon termination of employment.

6.	Financial aspects of participating in the Plan

The grant of stock option has no immediate financial consequences for you. The value of the stock option is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time of exercise will not only be dependent on the Company’s financial development, but inter alia also on the general development on the stock market. In addition, before or after you exercise your stock option, the shares of Company stock could decrease in value even below the exercise price.

The Company shall have the authority to satisfy such amounts as the Company determines are necessary or desirable to satisfy, or are required by law or regulation to be withheld, with respect to any taxable event arising as a result of the Plan, by any of the means set forth in the Global Stock Option Agreement. This statement does not address the possible tax implications of receiving or exercising stock options. You are encouraged to discuss this matter with your personal financial or tax advisor to understand you own situation.

Sonos, Inc.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Sonos Inc.‘s (“Selskabets”) 2003 Stock Plan (”Ordningen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige kriterier og betingelser for din tildeling af aktieoptioner er beskrevet nærmere i Ordningen, i Global Stock Option Agreement (“Aftalen”) og i Notice of Grant (“Meddelelsen”), som du har fået udleveret.

1.	Tidspunkt for aktieoptionstildelingen

Tidspunktet for tildelingen af din aktieoption er den dato, hvor et Udvalg i Selskabets Bestyrelse (“Udvalget”) godkendte din tildeling og besluttede, at tildelingen skulle træde i kraft som anført i Meddelelsen.

2.	Kriterier eller betingelser for aktieoptionstildelingen

Alle de medarbejdere i Selskabet og dets dattervirksomheder samt eksterne bestyrelsesmedlemmer og konsulenter i Selskabet, som opfylder betingelserne i Ordningen, kan deltage i Ordningen. De af Ordningen omfattede aktieoptioner tildeles udelukkende efter Selskabets skøn. Selskabet kan frit vælge fremover ikke at tildele dig nogen aktieoptioner. I henhold til bestemmelserne i Ordningen og i Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt aktieoptioner eller modtage andre tildelinger.

3.	Udnyttelsestidspunkt eller -periode

Din aktieoption vil modne og vil kunne udnyttes som beskrevet i modningstidsplanen, som fremgår af Meddelelsen.

4.	Udnyttelseskurs

I udnyttelsesperioden kan aktieoptionerne udnyttes til køb af aktier i Selskabet til en kurs svarende til aktiernes markedskurs på tildelingstidspunktet som fastsat i henhold til Ordningen og som angivet i Meddelelsen.

5.	Din retsstilling i forbindelse med fratræden

I henhold til vilkårene i Aktieoptionsloven vil aktieoptionerne ved din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre vilkårene i Ordningen og i Aftalen stiller dig bedre end Aktieoptionslovens §§ 4 og 5. Såfremt vilkårene i Ordningen og i Aftalen stiller dig bedre, vil dine aktieoptionerne ved din fratræden blive behandlet i overensstemmelse med disse vilkår.

6.	Økonomiske aspekter ved at deltage i Ordningen

Tildelingen af aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af aktieoptionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Således afhænger muligheden for fortjeneste på udnyttelsestidspunktet ikke alene af Selskabets økonomiske udvikling, men bl.a. også af den almindelige udvikling på aktiemarkedet. Derudover kan Selskabets aktier både før og efter tidspunktet for udnyttelse af optionerne falde til en værdi, der måske endda ligger under udnyttelseskursen.

Selskabet har ret til at dække de beløb, som Selskabet måtte anse for nødvendige eller hensigtsmæssige at dække, eller som i henhold til love eller bekendtgørelser skal tilbageholdes i forbindelse med en skattebegivenhed, der opstår som følge af Ordningen, således som beskrevet i Aftalen. Denne erklæring beskriver ikke de mulige skattemæssige konsekvenser af at modtage eller udnytte aktieoptioner. Du opfordres til at drøfte dette med din personlige økonomiske rådgiver eller skatterådgiver, således at du får klarhed over din egen situation.

Sonos, Inc.

FRANCE

Terms and Conditions

Terms of Grant. The Option is not intended to be French-tax-qualified.

Language Consent. By accepting the Option, Optionee confirms having read and understood the documents relating to this grant (the Plan, the Option Agreement and this Appendix) which were provided in the English language. Optionee accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Notification. Optionee may hold Shares purchased under the Plan outside of France provided that he or she annually declares all foreign bank and stock accounts, whether open, current, or closed, together with his or her personal income tax returns. It is Optionee’s obligation to comply with the applicable exchange controls, not the Company’s or the Employer’s. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In the event that Optionee makes or receives a payment in excess of this amount, the report must be made by the 5th day of the month following the month in which the payment was received. Effective from September 2013, the report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Optionee is responsible for satisfying the reporting obligation.

MALAYSIA

Terms and Conditions

Data Privacy. This provision replaces Section 10 of the Option Agreement:

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Employer and also by Optionee through information collected in connection with the Option Agreement.

Optionee understands that Data will be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative at [insert contact information – phone, fax email]. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

Notifications

Alert to Optionees in Malaysia who are Directors. If Optionee is a director of a Malaysian Subsidiary of the Company, Optionee is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Optionee receives an interest (e.g., Options, Shares, etc.) in the Company or any of its related companies. In addition, Optionee must notify the Malaysian Subsidiary when he or she sells shares of the Company or any of its related companies (including when Optionee sells Shares acquired through exercise of his or her Option). Additionally, Optionee must also notify the Malaysian Subsidiary if there are any subsequent changes in his or her interest in the Company or any related companies. These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any of its related companies.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

SWEDEN

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Tax Reporting and Payment Liability. The following provision supplements Section 9 (Tax Obligations) of the Option Agreement:

If payment or withholding of the income tax due is not made within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Optionee to the Employer, effective on the Due Date. Optionee agrees that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (“HMRC”) official rate, it will be immediately due and repayable by Optionee, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in paragraph 9 of the Option Agreement.

Notwithstanding the foregoing, if Optionee is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Optionee is an officer or executive director and income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected income tax may constitute a benefit to Optionee on which additional income tax and may be payable. Optionee acknowledges that he or she ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit. Optionee further acknowledges that the Company or the Employer may recover such amounts from Optionee by any of the means referred to in Section 9 of the Option Agreement or otherwise permitted under the Plan.

Section 431 Election. As a condition of participation in the Plan and the exercise of the Option, Optionee agrees that, jointly with the Employer, he or she shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that Optionee will not revoke such election at any time. This election will be to treat the Shares acquired pursuant to the exercise of the Option as if such Shares were not Restricted Securities (for U.K. tax purposes only). Optionee must enter into the form of election, concurrent with the execution of the Option Agreement, or at such subsequent time as may be designated by the Company.

Joint Election. As a condition of participation in the Plan, Optionee agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the exercise of the Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, Optionee agrees to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Optionee. Optionee further agrees to execute such other joint elections as may be required between Optionee and any successor to the Company and/or the Employer. Optionee further agrees that the Company and/or the Employer may collect the Employer’s NICs from him or her by any of the means set forth in Section 9(a) of the Option Agreement.

If Optionee does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by Optionee and the Company or the Employer, as applicable, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any shares to Optionee upon exercise of the Option.

(431 Election Form and Joint Election Form on the next pages. )

NOTICE TO UK PARTICIPANTS

REGARDING THE TAX IMPACT OF ACCEPTING THE 431 ELECTION

Because there is a risk that Her Majesty’s Revenue & Customs (“HMRC”) may consider the shares you acquire at exercise of your stock options to be “restricted” securities, you are required to enter into a joint election under section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related sec of the Income Tax (Earnings and Pensions) Act 2003. This will ensure that you will be subject to tax on the full spread at exercise of stock options thereby avoiding any subsequent taxable event (other than upon sale of shares acquired at exercise or settlement, as appropriate).

By checking-off the “Read” and “Agree” boxes box you indicate your acceptance of the “Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003” (“431 Election”). You should read this Notice in its entirety before accepting the 431 Election.

Tax Impact of Accepting the 431 Election

By entering into the Election:

•	you agree that you will be subject to income tax and National Insurance contributions (“NIC”) on the full spread at exercise of your stock options; and

•	you acknowledge that even if you have clicked on the “Read” and “Agree” boxes where indicated, the Company or your employer may still require you to sign a paper copy of this 431 Election (or a substantially similar form) if the Company determines such is necessary to give effect to the 431 Election.

Please read the 431 Election carefully before accepting the 431 Election.

Please print and keep a copy of the 431 Election for your records.

SONOS, INC.

2003 STOCK PLAN, AS AMENDED

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income

Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee:

whose National Insurance Number is

and

the Company (who is the Employee’s employer):	Sonos UK Limited

of Company Registration Number	06173852

2.	Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NICs due by reason of this election. Should this be the case, there is no Income Tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities:	All securities

Description of securities:	Shares of common stock of Sonos, Inc.

Name of issuer of securities:	Sonos, Inc.

to be acquired by the Employee after the date of this joint election under the terms of the Sonos, Inc. 2003 Stock Plan.

4.	Extent of Application

This election disapplies to

S.431(1) ITEPA: All restrictions attaching to the securities

5.	Declaration

This election will become irrevocable upon the later of the date it is signed or accepted electronically or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing or electronically accepting this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date
Craig A. Shelburne
General Counsel

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

SONOS, INC.

2003 STOCK PLAN, AS AMENDED

Important Note on the Joint Election to Transfer

Employer National Insurance Contributions

As a condition of participation in the Sonos, Inc. 2003 Stock Plan (the “Plan”) and the exercise of the option (the “Option”) granted to you by Sonos Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Option, or in connection with future options, granted to you under the Plan (the “Joint Election”).

If you do not agree to enter into the Joint Election, the Option will be of no value as (under the terms of the Option Agreement) you will not be able to exercise the Option or receive any benefit in connection with the Option.

By entering into the Joint Election:

1.	you agree that any Employer’s Liability that may arise in connection with or pursuant to the exercise of the Option (and the acquisition of ordinary shares of the Company) or other taxable events in connection with the Option will be transferred to you; and

2.	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Option Agreement and/or the Joint Election.

OPTIONEE’S ACKNOWLEDGEMENT

By checking-off the “Read” and “Agree” boxes on the Solium website which indicate that you have read all the associated documents posted on such website and acknowledge and accept the terms and conditions of your grant/award including the Joint Election to Transfer the Employer’s National Insurance Liability, you acknowledge that you have read and understood and agree to the terms and conditions applicable to the Option which are set forth in the Option Agreement and the Plan, including the acceptance of the transfer of the Employer’s Liability as described in the Option Agreement and the attached Joint Election.

You should read the terms of the attached Joint Election carefully before accepting the terms and conditions set forth in the

Option Agreement and the Joint Election.

You should print and keep a copy of the Joint Election for your records.

SONOS, INC.

2003 STOCK PLAN, AS AMENDED

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.	The individual who has obtained authorised access to this Election (the “Employee”), who is eligible to receive stock options (“Awards”) granted by Sonos, Inc., with its registered address at 614 Chapala Street, Santa Barbara, CA 93101, U.S.A. (the “Company”) pursuant to the Sonos, Inc. 2003 Stock Plan (the “Plan”), and

B.	Sonos UK Limited, with its registered address at Highdown House, 11 Highdown Road, Sydenham, Leamington Spa, Warwickshire CV31 1XT (the “Employer”), which employs the Employee.

I.	Introduction

(a)	This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a chargeable event within the definition of relevant employment income set out in paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including without limitation:

(a)	the acquisition of securities pursuant to stock options (within section 477(3)(a) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”));

(b)	the assignment (if applicable) or release of the stock options (within section 477(3)(b) of ITEPA);

(c)	the receipt of any other benefit in money or money’s worth in connection with the stock options (within section 477(3)(c) of ITEPA); and/or

(d)	post-acquisition charges relating to the stock options or shares acquired under the stock options (within section 427 of ITEPA),

each a “Chargeable Event”. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

(b)	This Election applies to all Awards granted to the Employee under the Plan on or after 1st of February 2011 up to the termination date of the Plan.

(c)	This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

(d)	This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

II.	The Election

The Employee and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

III.	Payment of the Employer’s Liability

1.	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

2.	The Employer hereby reserves for itself and the Company the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

3.	The Employer agrees to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

IV.	Duration of Election

1.	The Employee and the Employer agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

2.	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Employer agree in writing that it should cease to have effect;

(ii)	on the date the Employer serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)	after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

[For Electronic Acceptance]

The Employee acknowledges that by checking-off the “Read” and “Agree” boxes on the Solium website which indicates that the Employee has read all the associated documents posted on such website and acknowledges and accepts the terms and conditions of his or her grant/award including the Joint Election to Transfer the Employer’s National Insurance Liability and accepting the Award, the Employee agrees to be bound by the terms of the Election as stated above.

[For Hard Copy Acceptance Only]

Signature

Date

Acceptance by the Employer

The Employer acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Employer agrees to be bound by the terms of this Election.

Signature for and on behalf of the Employer
Craig A. Shelburne General Counsel

Date

UNITED STATES

There are no country-specific provisions.